UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 24, 2005

Saba Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30221	94-3267638
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bridge Parkway, Redwood Shores, California	94065-1166
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650)-696-3840

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 24, 2005, Saba Software, Inc., a Delaware corporation (the “Parent”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Parent, Storm Holding Corporation, a Delaware corporation that is a wholly-owned subsidiary of the Parent (“Holding”), Storm Acquisition Corporation, a Delaware corporation that is a wholly-owned subsidiary of Holding (the “Subsidiary”), THINQ Learning Solutions, Inc, a Delaware corporation and an unaffiliated entity (“THINQ”), and Daniel H. Bathon, Jr. as representative of the stockholders of THINQ (the “Stockholders”), providing for the merger of Subsidiary with and into THINQ with THINQ to be the surviving corporation (the “Merger”). The Boards of Directors of Parent and THINQ have unanimously approved the Merger and the Merger Agreement. If the Merger is completed, THINQ will become a wholly-owned indirect subsidiary of the Parent. The Merger will be a combined stock-for-stock and cash transaction and the aggregate consideration payable by the Parent is up to 1,700,000 shares of Parent common stock and $500,000, subject to a post-closing balance sheet adjustment. In addition, up to an additional 100,000 shares of Parent common stock may be issued over a three-year period pursuant to an earn-out provision. As security for the Stockholders’ indemnification obligations set forth in the Merger Agreement, approximately 20% of the total merger consideration will be held in escrow until the date that Parent’s Annual Report on Form 10-K for the fiscal year ended May 31, 2006 is required to be filed with the Securities and Exchange Commission.

The Merger is subject to customary conditions to closing, including (i) obtaining all required third party consents and approvals of governmental entities, (ii) the accuracy of representations and warranties and the absence of any material adverse change in THINQ (in each case, subject to certain exceptions), and (iii) the delivery of customary opinions from counsel to THINQ. Closing is expected to occur within 60 days.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which the Parent expects to file as an Exhibit to its next Quarterly Report on Form 10-Q and which is incorporated by reference herein. On March 24, 2005, the Parent issued a press release announcing the Merger, a copy of which is attached hereto as Exhibit 99.1.

Item 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

As described in Item 1.01 above, the Merger Agreement provides that the Parent shall issue up to 1,700,000 shares of its common stock as partial consideration at the closing of the Merger, with an additional 100,000 shares of common stock issuable pursuant to an earn-out provision. The shares of Parent common stock shall be issued to holders of THINQ capital stock in reliance on exemption from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Regulation D promulgated thereunder. Pursuant to the Merger Agreement, the Parent also agrees to use commercially reasonable efforts to prepare and file a Registration Statement on Form S-3 within 10 business days of the issuance of the stock consideration.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

99.1 Press	Release of Saba Software, Inc., dated March 24, 2005, announcing the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saba Software, Inc.
(Registrant)

Date: March 24, 2005	/s/ Peter E. Williams III
(Signature)
Peter E. Williams III
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Saba Software, Inc., dated March 24, 2005, announcing the Merger.